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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12

Steinway Musical Instruments, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STEINWAY MUSICAL INSTRUMENTS, INC.
800 South Street
Suite 305
Waltham, Massachusetts 02453
(781) 894-9770

April 24, 2009

Dear Stockholder:

        Our Annual Meeting of Stockholders will be held on Friday, May 29, 2009 at 9:30 a.m., at the Company's corporate office located at 800 South Street, Suite 305, Waltham, Massachusetts 02453. We invite you to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key personnel responsible for management of your Company and to respond to any questions you may have.

        The formal Notice of Meeting, the Proxy Statement and the Proxy Card are enclosed. A copy of the Annual Report on Form 10-K describing the Company's operations during the year ended December 31, 2008 is also enclosed.

        Your Chairman, Kyle R. Kirkland, and I own 100% of the Class A Common Stock and have advised the Company that we intend to vote our shares of Class A Common Stock consistent with the recommendations of the Board of Directors set forth in the attached Proxy Statement. The Class A Common Stock presently represents over 85% of the combined voting power of the Class A Common Stock and the Ordinary Common Stock. Therefore, stockholder approval in accordance with the Board of Directors' recommendations is assured.

        We hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please vote by mailing a completed Proxy Card or, if your Proxy Card or voter instruction form so indicates, by phone or the Internet. Your shares will be voted at the meeting in accordance with your Proxy.

        If you have shares in more than one name or if your stock is registered in more than one way, you may receive more than one copy of the Proxy materials. If so, please sign and return each of the Proxy Cards you receive so that all of your shares may be voted. We look forward to seeing you at the meeting.

Very truly yours,

Dana D. Messina Chief Executive Officer

STEINWAY MUSICAL INSTRUMENTS, INC.
800 South Street
Suite 305
Waltham, Massachusetts 02453

(781) 894-9770

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2009

        The Annual Meeting of Stockholders of Steinway Musical Instruments, Inc. (the "Company") will be held on Friday, May 29, 2009 at 9:30 a.m. at the Company's corporate office at 800 South Street, Suite 305, Waltham, Massachusetts 02453, for the following purposes:

1.
To elect eight directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.
To ratify the appointment of UHY LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.
To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 1, 2009 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are urged to attend the meeting in person or by proxy.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE VOTE BY MAILING A COMPLETED PROXY CARD OR, IF YOUR PROXY CARD OR VOTER INSTRUCTION FORM SO INDICATES, BY PHONE OR THE INTERNET. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

By Order of the Board of Directors,

John R. Dudek Secretary
Waltham, Massachusetts April 24, 2009

INTERNET AVAILABILITY OF PROXY MATERIALS

        Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing Proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the Proxy materials on the Internet can be found on the Proxy Card or voting instruction form sent to stockholders of record.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on May 29, 2009

        This Proxy Statement and our 2008 Annual Report on Form 10-K are available and can be accessed directly at the following Internet address: http://www.cstproxy.com/steinwaymusical/2009

        If you received your 2009 Annual Meeting materials by mail, we encourage you to sign up to receive your stockholder communications by e-mail. With electronic delivery, you will be notified by e-mail as soon as the Annual Report on Form 10-K and Proxy Statement are available on the Internet, and you can easily submit your stockholder votes online. If you are a registered holder (i.e. you hold your shares in your own name through our transfer agent, Continental Stock Transfer & Trust, or you have stock certificates), visit http://www.cstproxy.com/steinwaymusical/2009 to enroll.

        Your electronic delivery enrollment will be effective until you cancel it. If you later change your mind and would like to receive paper copies of our Proxy Statements and annual reports, please call Continental Stock Transfer & Trust at (212) 509-4000 extension 520 or revisit http://www.cstproxy.com/steinwaymusical/2009 to change your delivery preference.

        If you hold your stock through a bank or broker, please refer to the information provided by that entity for instructions on how to elect to view future Proxy Statements and annual reports over the Internet and how to change your elections.

Your Vote is Important.

        Please vote as promptly as possible by using the Internet or by signing, dating and mailing the enclosed Proxy Card.

STEINWAY MUSICAL INSTRUMENTS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Solicitation and Revocation of Proxies

        The enclosed Proxy is solicited by and on behalf of the Board of Directors of Steinway Musical Instruments, Inc. (the "Company") for use in connection with the Annual Meeting of Stockholders to be held on the 29th day of May, 2009 at 9:30 a.m. (the "Annual Meeting") and at any and all adjournments thereof.

        The persons named as proxies were designated by the Board of Directors and are officers and/or directors of the Company. Any Proxy may be revoked or superseded by executing a Proxy bearing a later date or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. All proxies which are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the Proxy. If a choice is not specified in the Proxy, the Proxy will be voted FOR the election of the director nominees listed below and FOR the ratification of the appointment of UHY LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

        This Proxy Statement and the accompanying Proxy Card are being delivered to stockholders on or about April 24, 2009. The entire cost of the solicitation of proxies will be borne by the Company. Expenses will also include reimbursements paid to brokerage firms and others for their reasonable expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the Company's common stock. The original solicitation of proxies will be by mail. In addition, some of the officers, directors and employees of the Company may solicit proxies personally or by telephone, fax or e-mail.

        Messrs. Kirkland and Messina have advised the Company that they intend to vote all of their shares of Class A Common Stock in favor of the election of the eight nominees recommended by the Board of Directors and the appointment of UHY LLP to serve as the Company's independent registered public accounting firm to audit the Company's financial statements for 2009 and internal controls over financial reporting as of December 31, 2009. Such action by Messrs. Kirkland and Messina is sufficient to elect such directors and to appoint the independent registered public accounting firm without any action on the part of any other holder of common stock.

Voting at the Meeting

        Only stockholders of record at the close of business on April 1, 2009 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes two classes of common stock, designated as Ordinary Common Stock and Class A Common Stock. Each share of Ordinary Common Stock entitles the record holder to one vote while each share of Class A Common Stock entitles the record holder to 98 votes on any action to be taken at the Annual Meeting, unless Delaware law provides otherwise. As of April 1, 2009, there were 8,055,307 shares of Ordinary Common Stock and 477,952 shares of Class A Common Stock outstanding. As of that date, all shares of Class A Common Stock were owned by Kyle R. Kirkland, Chairman of the Board, and Dana D. Messina, Chief Executive Officer of the Company, representing over 85% of the combined voting power of the Class A Common Stock and Ordinary Common Stock. Neither the holders of the Ordinary Common Stock nor the holders of Class A Common Stock have cumulative voting rights. The stockholders of the Company have no dissenters or appraisal rights in connection with any of the items scheduled to be presented to the stockholders at the Annual Meeting.

Vote Required

        The election of director nominees requires a plurality of the votes cast in person or by proxy at the Annual Meeting. Under Delaware law, the Certificate of Incorporation and the Company's bylaws, shares as to which a stockholder abstains or withholds from voting on the election of directors, and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") on the election of directors will not be counted as voting thereon and, therefore, will not affect the election of the nominees receiving a plurality of the votes cast.

        The ratification of the appointment of UHY LLP as the independent registered public accounting firm of the Company for the 2009 fiscal year requires the affirmative vote of the holders of at least a majority of the aggregate votes cast at the Annual Meeting. Under Delaware law, the Certificate of Incorporation and the Company's bylaws, shares as to which a stockholder abstains or withholds from voting on the ratification of independent registered public accounting firms, and broker non-votes have the same effect as a vote against such ratification.

ELECTION OF DIRECTORS

        The Certificate of Incorporation fixes the number of directors at not less than three and not more than nine, with the exact number to be set by resolution of the Board of Directors. Except as set forth below, persons named as proxies may not vote for the election of any person to the office of director for which a bona fide nominee is not named in the Proxy Statement. All nominees have consented to serve as directors for the ensuing year and have previously served as directors of the Company. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed Proxy will vote for any substitute nominee designated by the Board of Directors.

Information Regarding the Nominees

        Set forth below are the names, positions held, ages and brief accounts of the business experience for each of the persons to be nominated as a director by the Board of Directors at the Annual Meeting.

Nominees For Directors For Terms Expiring In 2010

        Kyle R. Kirkland, Chairman of the Board and Director (age 46).    Mr. Kirkland has served as a director of the Company since 1993 and as Chairman of the Board since 1996. He has been a principal of Kirkland Messina, Inc. since 1994. From 1991 to 1994, Mr. Kirkland was a Senior Vice President of an investment bank where he was responsible for its private placement financing activities. From 1990 to 1991, Mr. Kirkland was employed by Canyon Partners as a Vice President. From 1988 to 1990, he was employed by an investment banking firm in its high yield bond department.

        Dana D. Messina, Chief Executive Officer and Director (age 47).    Mr. Messina has served as a director of the Company since 1993 and as Chief Executive Officer since 1996. He has been a principal of Kirkland Messina, Inc. since 1994. From 1990 to 1994, Mr. Messina was a Senior Vice President of an investment bank where he was responsible for all of its corporate finance and merchant banking activities. From 1987 to 1990, he was employed by an investment banking firm in its high yield bond department.

        Thomas Kurrer, President, Steinway & Sons Worldwide and Director (age 60).    Mr. Kurrer became a director and was appointed President of Steinway & Sons Worldwide as of January 1, 2008. He joined the Company in 1989 as Managing Director of Steinway-Germany and undertook responsibility for all Steinway & Sons' operations outside the Americas in 1994. Prior to joining the Company, he held various positions of increasing responsibility with the Otto Wolff-Group, a conglomerate of steel and machinery equipment companies, with his last position as their Managing Director of Wirth GmbH. From 1976 to 1978, Mr. Kurrer was employed by the German-American Chamber of Commerce in New York.

        John M. Stoner, Jr., President, Conn-Selmer and Director (age 56).    Mr. Stoner became a director of the Company in 2002. He was appointed President of Conn-Selmer, Inc. in 2002. Prior to that, Mr. Stoner spent 25 years with True Temper, Inc., a manufacturer of non-powered lawn and garden tools, where he held various positions of increasing responsibility. In 1995, he was appointed as True Temper's President and in 1999, after the acquisition of True Temper, became the President and CEO of Ames True Temper.

        A. Clinton Allen, Director (age 65).    Mr. Allen has served as a director of the Company since 1999 and became Lead Director in 2003. Currently, he is a director of Brooks Automation, Avantair, Inc. and LKQ Corporation. He also serves as director and non-executive chairman for Collectors Universe, Inc. Mr. Allen provided original financing for Blockbuster Entertainment Corporation, was a founding director and served on the board until the company was acquired by Viacom/Paramount in September of 1994.

        Rudolph K. Kluiber, Director (age 49).    Mr. Kluiber has served as a director of the Company since 2001. Presently, he is the Managing Director of GRT Capital Partners ("GRT"), an investment management firm located in Boston, Massachusetts. Prior to forming GRT, Mr. Kluiber served as Senior Vice President and Portfolio Manager for State Street Research & Management Company since 1997, where he ran the State Street Aurora Fund and managed the Small-Cap Value effort.

        David Lockwood, Director (age 49).    Mr. Lockwood became a director of the Company in January 2008. He is the founding member and currently Managing Partner of VA SmallCap Partners, LLC; ValueAct SmallCap Management, LLC; and ValueAct SmallCap Master Fund, L.P. Prior to co-founding ValueAct SmallCap Master Fund, L.P., Mr. Lockwood was Chairman and CEO of Liberate Technologies, a provider of software for digital cable systems. Before serving at Liberate Technologies, he was Vice Chairman and CEO of Intertrust, a company which develops and licenses intellectual property.

        Peter McMillan, Director (age 51).    Mr. McMillan has served as a director of the Company since 1996. Currently, Mr. McMillan is the Managing Partner of Willow Brook Capital Group, LLC, an asset management company based in Los Angeles, California. In 1989, Mr. McMillan joined SunAmerica Investments, Inc., a wholly owned subsidiary of American International Group, Inc., where he served as Executive Vice President and Chief Investment Officer. As Chief Investment Officer, Mr. McMillan had overall investment management responsibility for SunAmerica's asset portfolio. Prior to joining SunAmerica Investments, Inc., he managed the fixed-income portfolio for Aetna Life Insurance and Annuity Company. Mr. McMillan is a director of KBS Real Estate Investment Trust, Inc. and Metropolitan West Funds.

        Each director of the Company is elected for a period of one year and serves until his successor is duly elected and qualified. For information regarding the beneficial ownership of Ordinary Common Stock and Class A Common Stock by nominee, see "Principal Stockholders" on page 24.

Meetings of the Board of Directors

        The Company has determined that it is a controlled company, as defined by the rules and regulations of the New York Stock Exchange (the "NYSE"), based on the fact that Messrs. Kirkland and Messina own over 85% of the combined voting power of the Class A Common Stock and Ordinary Common Stock. The Company has chosen to take advantage of the controlled company exemptions to Sections 303A.01, .04 and .05 of the NYSE's Listed Company Manual (the "Manual"). Accordingly, the Board of Directors need not be, nor is it, comprised of a majority of independent directors. The Board has determined that Messrs. Allen, Kluiber, Lockwood and McMillan are all independent according to applicable rules of the Securities and Exchange Commission (the "SEC") and the listing standards of the NYSE. The Board made this determination after discussions with the directors and review of their responses to questions regarding employment and transaction history, affiliations, and family and other relationships.

        The Board of Directors met on three separate occasions and took action by unanimous written consent six times during 2008. Non-management directors' meetings are normally held regularly throughout the year and Mr. Allen, having been elected Lead Director, presides over these formal meetings of non-management directors. Shareholders can communicate with Mr. Allen at the Company's Annual Meeting of Stockholders or as described below under the caption "Communications with Stockholders of the Company" on page 5. In addition to the meetings of the full Board and meetings of non-management directors, directors also took action through Board committees. The Board of Directors has standing Audit, Compensation and Option Committees. None of the members of the Board of Directors participated in less than 75% of the meetings held by the Board of Directors or of the total number of meetings held by all committees of the Board of Directors on which various members served during the year ended December 31, 2008. While the Company does not have a policy requiring the members of the Board of Directors to attend its annual meetings of stockholders, several of its directors do attend the Annual Meeting. Messrs. Allen and Kluiber attended last year's annual meeting. The current members of each of the Board of Directors' committees are listed below.

  The Audit Committee

          The current members of the Audit Committee are Chairman Kluiber and Messrs. Allen and McMillan, each of whom is an "independent director" as defined by the NYSE's listing standards. The Board has determined that Mr. McMillan is an "audit committee financial expert" as defined in the applicable regulations of the SEC. In addition to the relevant experience of Mr. McMillan disclosed above under the caption "Nominees for Directors for Terms Expiring in 2010," Mr. McMillan has an MBA in Finance from Wharton School of Business. The Board deemed Mr. McMillan's experience of over twenty years in the investment business, including analysis of financial statements, review of outside auditors' and management letters and involvement with analysts, rating agencies, auditors and management with respect to quarterly earnings, significant management estimates and other accounting matters, as relevant to his financial expert qualifications. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices and controls of the Company. The Audit Committee met ten times and took action by unanimous written consent two times during 2008. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company's website at www.steinwaymusical.com.

  The Compensation Committee

          The current members of the Compensation Committee are Chairman Allen and Messrs. Kluiber and McMillan. The Compensation Committee sets the compensation for the executive officers of the Company and evaluates and administers the Company's compensation programs. The Compensation Committee met twice and took action by unanimous written consent two times during 2008. The Company is exempt from Section 303A.05 of the Manual and, therefore, need not adopt, nor has it adopted, a charter for the Compensation Committee.

  The Option Committee

          The current members of the Option Committee are Chairman Allen and Messrs. Kluiber and McMillan. The Option Committee is responsible for administering the Steinway Musical Instruments, Inc. 2006 Stock Compensation Plan, the 1996 Stock Compensation Plan, as amended, and the 2006 Employee Stock Purchase Plan. The Option Committee did not meet but took action by unanimous written consent four times during 2008.

Director Nominations and Nominating Process

        Since the Company is a controlled company, as defined in the Manual, and is therefore exempt from Section 303A.04 of the Manual, it does not have a standing Nominations Committee. The entire Board of Directors—Messrs. Kirkland, Messina, Kurrer, Stoner, Allen, Kluiber, Lockwood and McMillan—

participates in the consideration of director nominees. As controlling shareholders, Messrs. Kirkland and Messina put forth recommendations which are then considered and acted upon by the full Board of Directors.

        The Board of Directors does not have a policy with regard to the consideration of any director candidate recommended by a stockholder of the Company. The Board of Directors has determined that, as a controlled company, it is unnecessary to have such a policy. However, the Board will consider any director candidate recommended by a stockholder of the Company when such recommendation is submitted in accordance with the Company's bylaws, the procedures described in this Proxy Statement under the caption "Stockholder Proposals" on page 27, and the applicable rules of the SEC.

        The Board of Directors has identified certain qualifications that a director nominee must possess before the Board recommends the nominee for a position on the Board of Directors. The Board believes that director nominees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders of the Company. In addition, Board candidates are considered based upon other criteria, such as broad-based business skills and experience, as well as a global business and social perspective. The Board of Directors evaluates such director nominees based on the qualifications described above.

Corporate Governance

        The Company has adopted a written Code of Ethics and Professional Conduct to provide guidance to its directors, officers and employees on matters of business ethics and conduct, including compliance standards, business conduct, conflicts of interest, as well as identification, reporting, and resolution of issues. The Company has posted this Code, along with its Corporate Governance Guidelines and Audit Committee Charter, on its website at www.steinwaymusical.com. This information will be made available in print free of charge to any stockholder who requests it by contacting the Corporate Communications Department at Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, Massachusetts 02453, (781) 894-9770 or at ir@steinwaymusical.com.

Communications with Stockholders of the Company

        Stockholders have the opportunity to communicate with the members of the Board of Directors at the Annual Meeting of Stockholders. In addition, non-management directors as a group have instructed the Company that interested parties can also communicate directly with the Lead Director, or with the non-management directors as a group, by mail addressed to the Lead Director at the Company's headquarters in Waltham, Massachusetts or by e-mail at smileaddirector@steinwaymusical.com. The Company's website has pages titled "Contact Lead Director" and "Contact Audit Committee" under the section marked "Corporate Governance" that details these communication options.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

        Unless a contrary indication is made on the enclosed Proxy Card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the election of each director.

 MANAGEMENT

Executive Officers and Directors of the Company

        Set forth below are the names, ages, positions held and brief accounts of the business experience for each executive officer, division president and director of the Company.

Name	Age	Position
Kyle R. Kirkland	46	Chairman of the Board and Director
Dana D. Messina	47	Chief Executive Officer and Director
Dennis M. Hanson	54	Senior Executive Vice President
John M. Stoner, Jr.	56	President, Conn-Selmer and Director
Ronald Losby	54	President, Steinway & Sons-Americas
Thomas Kurrer	60	President, Steinway & Sons Worldwide and Director
A. Clinton Allen	65	Director
Rudolph K. Kluiber	49	Director
David Lockwood	49	Director
Peter McMillan	51	Director

        For biographical information concerning Kyle R. Kirkland, Dana D. Messina, John M. Stoner, Jr., Thomas Kurrer, A. Clinton Allen, Rudolph K. Kluiber, David Lockwood and Peter McMillan, see "Nominees for Directors for Terms Expiring in 2010" on page 2.

        Dennis M. Hanson, Senior Executive Vice President.    Mr. Hanson serves as the Company's Chief Financial Officer, General Counsel and Assistant Secretary. He joined Steinway in 1988 as Vice President of Finance and assumed duties as General Counsel in 1993. Prior to that, Mr. Hanson worked at Computervision Corporation, where he held various financial positions including Vice President of Audit. In 1976, Mr. Hanson started his career in public accounting at Haskins and Sells.

        Ronald Losby, President, Steinway & Sons-Americas.    Mr. Losby has served as President, Steinway & Sons-Americas since January 1, 2008. He joined the Company in 1987 as District Sales Manager for the Midwestern region of the United States. In 1998, Mr. Losby became Managing Director of Steinway U.K. In 2005, Mr. Losby assumed responsibility for the Company's retail showrooms in Germany as Steinway's Director of European Retail Stores. Prior to joining Steinway & Sons, he held retail management positions at The Wurlitzer Company and Baldwin Piano & Organ Company.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee of the Board of Directors is responsible for establishing, implementing and monitoring adherence to the Company's compensation philosophy. The Compensation Committee ensures that the total compensation for executive officers is fair, reasonable and competitive. The current members of the Compensation Committee are Chairman Allen and Messrs. Kluiber and McMillan, each of whom is an "independent director" as defined by the NYSE's listing standards.

Compensation Philosophy and Objectives

        The objectives of the Company's executive compensation program are to (a) attract and retain highly qualified individuals, (b) recognize individual, business segment, and Company performance and behavior consistent with the Company's values, and (c) to align senior managers' financial interests with the long-term interests of the Company's stockholders through stock ownership. To achieve these objectives, the Compensation Committee believes that variable compensation paid to executive officers, such as bonuses, should be closely linked to the achievement of annual and long-term performance goals. The

Compensation Committee designs compensation packages based upon Company, business segment, and individual performance that reward and motivate the Company's executive officers to achieve strategic business objectives and to continue to perform at the highest levels. In keeping with the Company's executive compensation philosophy and objectives, an appropriate portion of the total compensation awarded to executive officers is performance-based and equity-based.

        In order to achieve its objectives, the principal elements of the Company's compensation program for its executive officers are annual salary, performance bonuses, and long-term incentive awards in the form of stock option grants.

Setting Executive Compensation

        The Compensation Committee is responsible for determining the compensation of the Chairman, CEO and other executive officers. The Compensation Committee evaluates and makes determinations annually concerning each executive officer's base salary, short-term incentive compensation and long-term incentive compensation. Compensation decisions are made based on each executive officer's past performance as well as expectations of future performance, with a view towards ensuring that each officer's total compensation is competitive and reasonable. In evaluating the performance and expectations for future performance of each executive officer (other than Messrs. Kirkland and Messina, the Company's Chairman and CEO, respectively), the Compensation Committee takes into consideration the recommendation of Mr. Messina and when appropriate, other senior officers.

        The Compensation Committee's decisions on compensation for the Company's executive officers are based primarily upon the Compensation Committee's assessment of each individual's performance, supplemented by input from outside professional consultants. To reach decisions on compensation for Messrs. Kirkland and Messina, the Compensation Committee examines several additional factors, such as the Company's performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable public companies, and the awards given to the Chairman and CEO in prior years. The Compensation Committee relies upon judgment, and not upon rigid guidelines or formulas, in determining the amount and mix of compensation elements for each executive officer. Factors affecting this judgment include performance compared to strategic goals established for the individual and the Company at the beginning of the year, the nature and scope of the executive's responsibilities, and effectiveness in leading initiatives to achieve corporate goals. The Compensation Committee previously engaged a third-party independent consulting firm to benchmark the overall competitiveness and reasonableness of each executive officer's compensation. The consultant's report not only addressed each executive officer's then current compensation, but also addressed future increases to enable the Committee to continue to utilize the report on a go-forward basis.

2008 Executive Compensation Components

        For the fiscal year ended December 31, 2008, the principal elements of compensation for named executive officers were:

  •
  Base salary

  •
  Performance-based incentive compensation

  •
  Long-term incentive compensation

  •
  Retirement and other benefits

  •
  Perquisites and other personal benefits

        In July 2007, the Compensation Committee adjusted the salaries of the Chairman, CEO and CFO and reset their annual review date to January beginning in 2009. Given the global financial crisis and accompanying economic downturn and their impact on the Company's operations, the Compensation

Committee and management agreed to freeze salaries indefinitely for all executive officers scheduled for a January 1, 2009 adjustment. Based on the Company's overall performance, under the Company's formula, no bonus was awarded to the Chairman, CEO and CFO in 2008. In addition, to contain costs during this fiscal crisis, management and the Compensation Committee agreed there would be no discretionary bonuses of any type for executive officers for 2008. Due to the piano segment's overseas division performance and pursuant to their employment agreements, Messrs. Kurrer and Losby earned bonuses for fiscal 2008. The Compensation Committee and management agreed that there would be no discretionary contribution to the Company's supplemental executive retirement plan ("SERP") for fiscal 2008 and only a modest discretionary match for the Company's corporate and domestic piano division 401(k) Plans.

        In Fiscal 2008, base salaries for our named executive officers were in the range of 65-90% of their total cash and equity compensation (excluding benefits). Annual cash performance-based incentive compensation was in the range of 0-28% and long-term incentive compensation was in the range of 6-18% of total compensation.

  Base Salary

          With the assistance of third-party consultants, base salaries are set within a certain range and at competitive levels, with reference to position, level of responsibilities, experience and geographic market conditions. Annual salary adjustments are determined by reference to the Company's and the individual's performance, as well as general marketplace conditions, including comparative information from similar industries. Such adjustments are meant primarily to maintain an individual's compensation in a range or adjust for position, duties, responsibilities or market changes. The Compensation Committee's review of these factors is subjective. The Compensation Committee does not assign a fixed value or weight to any specific performance factor when making salary decisions.

          Historically, our Chairman and CEO, who together are controlling shareholders of the Company, agreed to be compensated at the same level consistent with their essentially equal ownership interests. In recognition of the substantially larger and more direct role that the CEO position normally entails, as well as the increased involvement associated with the retirement of the piano division's longtime president, in 2007 the compensation for the CEO was adjusted to conform to the outside consultant's report for the CEO position. The salaries of the Chairman, CEO and CFO were not adjusted in fiscal 2008.

  Performance-based Incentive Compensation

          Performance bonuses are awarded to the Chairman, CEO and other senior executive officers in accordance with the Company's or relevant business segment's bonus plan and individual performance with respect to each individual's goals and objectives, as determined by the Compensation Committee. Under the applicable plan, participants are assigned a target bonus for the plan year that is a percentage of their base salary. Bonus payouts under the plan for the participants are based on whether the Company or relevant business segment meets or exceeds pre-established performance levels. The primary measure of performance is based on a return on assets percentage, which is calculated using EBITDA (earnings before net interest expense, income tax expense, depreciation and amortization), as adjusted for atypical items, divided by assets employed, as defined. In addition to this formula, the Compensation Committee considers each individual's performance during the year and adjusts the bonus payment as appropriate. The Compensation Committee then makes an overall assessment and judgment about each executive officer's performance and considers prior year awards, internal equity, and the overall market competitiveness of each officer's total cash and total compensation to determine the amount of the incentive bonus award. Generally, an executive's target bonus is 25% of base salary, based on these criteria. A higher percentage can be achieved should the performance of the business segment or Company exceed the pre-established performance levels. However, a maximum award payable is set at 250% of target to minimize risk associated with overly excessive variable compensation. In addition, the Compensation Committee has the discretion to grant bonuses during the year upon the achievement of major accomplishments that have or will have a significant positive impact on the Company and its operations.

          In 2008, the exceptional performance by the piano segment's overseas division resulted in a maximum bonus pool for key employees covered by that division's plan. Messrs. Kurrer and Losby received bonus amounts as set forth in their individual employment agreements. The Company's poor domestic results at both the piano and band segments were insufficient to generate bonus pools at either division. The poor domestic performance more than offset the excellent overseas piano results such that no bonuses were earned at either the consolidated piano segment or the corporate level.

  Long-term Incentive Compensation

          The Company, through the Option Committee, awards stock options to align the interests of its executives with the interests of the Company's stockholders by having the realizable value depend on an increase in the Company's stock price. The Compensation Committee believes this motivates the Company's executive officers to return value to stockholders through future appreciation of the Company's stock price. The options provide a long-term incentive because they vest over a period of time and remain outstanding for ten years, encouraging executive officers to focus energies on long-term corporate performance. The vesting requirements are designed to encourage retention of the Company's officers. In determining grants of stock options, the Compensation Committee takes into account an executive officer's position, scope of responsibility, performance, ability to affect profits and stockholder value, and value of stock options in relation to other elements of compensation. The Compensation Committee also considers prior equity awards made to the executive officer, internal equity and competitive market data. In 2008, the Option Committee, after considering the recommendations of Mr. Messina, established a pool of shares issuable to all eligible employees pursuant to the long-term incentive compensation program and then allocated shares from the pool to executive officers based upon individual performance, potential, and leadership capability.

  Retirement and Other Benefits

          Executive officers are eligible to participate in all of the Company's employee benefit plans (except the Company's Employee Stock Purchase Plan), such as medical, dental and the insurance plans, including a 401(k) plan with Company matching contribution or profit sharing, in each case on the same basis as other employees. Messrs. Hanson, Kurrer and Losby participate in the Company's Pension Plan as described in the Pension Benefits section on page 15.

          The Company maintains a non-qualified supplemental executive retirement plan for certain key employees. The Company, in its sole and absolute discretion, may make an annual SERP contribution on behalf of the eligible participants. Generally the contribution ranges from 5-12% of the executive's compensation depending on age upon entering the plan. Total contributions and earnings therein are then payable in the form of fifteen substantially equal yearly installments beginning upon retirement and when the participant reaches age 65. Participants become fully vested upon the completion of five years of service. As of December 31, 2008, all executive officers were fully vested in the SERP. Due to the economic climate and the Company's efforts to contain costs, there was no SERP contribution for fiscal 2008.

  Perquisites and Other Personal Benefits

          The Company provides executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with the Company's overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers, details of which are set forth in Footnote 2 of the Summary Compensation Table on page 11. Attributed costs of the personal benefits for the executive officers for the fiscal year ended December 31, 2008 are included in the "All Other Compensation" column of the Summary Compensation Table.

Summary

        After review of the Company's existing program and relative data for comparable positions in similar industries, the Compensation Committee believes that the total compensation program for the Company's executives is competitive with the compensation programs provided by other corporations with which the Company competes for management talent. The Compensation Committee also believes that the annual bonuses provide opportunities to the Company's executive officers that are consistent with the returns that are generated on behalf of the Company's stockholders.

Tax and Accounting Implications

        Section 162(m) of the Internal Revenue Code (the "Code") prevents publicly traded companies from receiving a tax deduction on compensation paid to Proxy-named executive officers in excess of $1 million annually. This limitation does not apply to compensation that qualifies as "performance-based compensation" under the Code. The Compensation Committee believes at the present time that it is highly unlikely that the compensation paid to any executive officer will exceed $1 million in any fiscal year. In addition, based on the Company's current compensation philosophy and performance-based bonus formula, it does not anticipate that the limitation would have a material effect on the Company.

 EXECUTIVE COMPENSATION

        The following table sets forth the annual compensation paid and accrued by the Company for services rendered during the fiscal year ended December 31, 2008, to the Company's Chairman of the Board and the Chief Executive Officer and the most highly compensated executive officers of the Company, all of whom were serving at the end of the last completed fiscal year (each a "Named Executive Officer").

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(2)	Total
Kyle R. Kirkland	2008	$350,000	—		$71,541	—		$5,260	$426,801
Chairman of the Board	2007	$345,000	$50,000		$62,818	—		$29,473	$487,291
	2006	$335,000	—		$65,682	—		$28,660	$429,342
Dana D. Messina	2008	$500,000	—		$106,815	—		$5,260	$612,075
Chief Executive Officer	2007	$417,000	$60,000		$97,666	—		$29,473	$604,139
	2006	$335,000	$84,000	(3)	$96,186	—		$28,660	$543,846
Dennis M. Hanson	2008	$390,000	—		$56,158	$2,000		$22,710	$470,868
Senior Executive	2007	$364,000	$92,000		$92,319	$(4,000)		$55,673	$599,992
Vice President	2006	$335,000	$115,000	(4)	$82,671	$4,000		$52,760	$589,431
Thomas Kurrer(5)	2008	$497,600	$213,158		$49,324	$(50,750)	(6)	—	$709,332
President,	2007	$344,100	$225,000		$28,288	$42,600	(6)	—	$639,988
Steinway & Sons	2006	$318,700	$214,000		$12,607	$33,300	(6)	—	$578,607
Worldwide
John M. Stoner, Jr.	2008	$385,000	—		$46,935	—		$13,093	$445,028
President, Conn-Selmer	2007	$365,000	—		$118,518	—		$41,661	$525,179
	2006	$350,000	$50,000		$99,701	—		$40,052	$539,753
Ronald Losby	2008	$375,000	$145,700		$40,167	$358		$7,960	$569,185
President,
Steinway & Sons- Americas

(1)
The amounts reported in this column reflect the compensation expense recognized by the Company for financial statement reporting purposes for fiscal 2006, 2007 and 2008 for stock option awards in accordance with Statement of Financial Accounting Standard ("SFAS") No. 123(R), without regard to forfeitures as prescribed by SEC rules. Compensation expense for stock option awards is measured at the grant date based on the Black-Scholes option-pricing model and is recognized over the service period, which generally represents the vesting period. The assumptions used to calculate the grant date fair value of option awards under the Black-Scholes model are set forth in Note 13 to the Company's Consolidated Financial Statements filed with its Annual Report on Form 10-K for fiscal years 2006, 2007 and 2008 respectively.

  The amounts in the table represent our compensation expense for these stock option awards and do not reflect the actual value that may be realized by the Named Executive Officers from exercising the options. The numbers are difficult to compare between the Named Executive Officers and also from year to year. This is mainly because the numbers represent accounting expense for portions of several awards.

  Shown below is the detail of the total amount shown in the Option Awards column in the Summary Compensation Table as it relates to specific past awards:

Name	2008 Option Expense		2007 Option Expense		2006 Option Expense
Kyle R. Kirkland	•	$34,017 for June 2008 Options	•	$17,170 for March 2007 Options	•	$15,252 for December 2003 Options
	•	$22,775 for March 2007 Options	•	$15,252 for December 2003 Options	•	$50,430 for August 2002 Options
	•	$14,749 for December 2003 Options	•	$30,396 for August 2002 Options
Dana D. Messina	•	$34,017 for June 2008 Options	•	$21,514 for March 2007 Options	•	$45,756 for December 2003 Options
	•	$28,544 for March 2007 Options	•	$45,756 for December 2003 Options	•	$50,430 for August 2002 Options
	•	$44,254 for December 2003 Options	•	$30,396 for August 2002 Options
Dennis M. Hanson	•	$28,347 for June 2008 Options	•	$25,776 for March 2007 Options	•	$44,849 for December 2003 Options
	•	$16,951 for March 2007 Options	•	$43,743 for December 2003 Options	•	$37,822 for August 2002 Options
	•	$10,860 for December 2003 Options	•	$22,800 for August 2002 Options
Thomas Kurrer	•	$ 6,801 for June 2008 Options	•	$20,692 for March 2007 Options	•	$12,607 for August 2002 Options
	•	$15,089 for March 2008 Options	•	$ 7,596 for August 2002 Options
	•	$27,434 for March 2007 Options
John M. Stoner, Jr.	•	$11,339 for June 2008 Options	•	$26,393 for March 2007 Options	•	$52,475 for December 2003 Options
	•	$17,362 for March 2007 Options	•	$51,369 for December 2003 Options	•	$47,226 for November 2002 Options
	•	$18,234 for December 2003 Options	•	$40,756 for November 2002 Options
Ronald Losby	•	$ 5,669 for June 2008 Options
	•	$15,089 for March 2008 Options
	•	$16,458 for March 2007 Options
	•	$ 2,951 for December 2003 Options
(2)
The Company provided the Named Executive Officers with certain health, medical and other non-cash benefits generally available to all salaried employees and not included in "All Other Compensation" pursuant to SEC rules. The table below presents the components of "All Other Compensation" for 2008.

Name	Company 401(k) Plan Contributions	Company SERP Contributions	Life Insurance Premium	Perquisites and Other Personal Benefits(a)
Kyle R. Kirkland	$4,600	—	$660	—
Dana D. Messina	$4,600	—	$660	—
Dennis M. Hanson	$4,600	—	$3,360	$14,750	(b)
John M. Stoner, Jr.	$12,370	—	$723	—
Ronald Losby	$4,600	—	$3,360	—

  (a)
  The Company provides certain perquisites and other benefits to its executive officers, including personal use of an automobile and piano and medical reimbursements. The aggregate amount of perquisites and benefits for each Named Executive Officer is included in this column unless such amount did not exceed $10,000.

  (b)
  Includes $10,800 for personal use of a Company-leased automobile and $3,950 for use of a piano from the Steinway & Sons Concert & Artist piano bank. The value for such use is based on the annual rental fee the Company receives from dealers for similar pianos.

(3)
Represents a bonus earned in connection with the Company's debt restructuring and bond offering in 2006.

(4)
Includes a bonus of $65,000 earned in connection with the Company's debt restructuring and bond offering in 2006.

(5)
Mr. Kurrer's compensation information contained in this statement has been converted from euro to U.S. dollars based upon average foreign exchange rates for the years presented.

(6)
This amount reflects the actuarial increase or decrease in the present value of Mr. Kurrer's pension plan established by the Company based on the assumptions used in the Company's financial statements.

Grants of Plan-Based Awards

        The following table shows information regarding grants of equity awards that the Company made during the fiscal year ended December 31, 2008 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Kyle R. Kirkland	6/6/08	30,000	$26.99	$297,870
Dana D. Messina	6/6/08	30,000	$26.99	$297,870
Dennis M. Hanson	6/6/08	25,000	$26.99	$248,225
Thomas Kurrer	3/31/08	10,000	$28.90	$100,058
	6/6/08	5,000	$26.99	$49,645
John M. Stoner, Jr.	6/6/08	10,000	$26.99	$99,290
Ronald Losby	3/31/08	10,000	$28.90	$100,058
	6/6/08	5,000	$26.99	$49,645

 Outstanding Equity Awards at Fiscal Year End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Kyle R. Kirkland	9,000	—	$18.84	03/16/2010
	40,000	—	$19.04	08/08/2012
	10,000	—	$22.67	12/19/2013
	1,660	6,640	$32.03	03/30/2017
	—	30,000	$26.99	06/06/2018
Dana D. Messina	9,000	—	$18.84	03/16/2010
	40,000	—	$19.04	08/08/2012
	30,000	—	$22.67	12/19/2013
	2,080	8,320	$32.03	03/30/2017
	—	30,000	$26.99	06/06/2018
Dennis M. Hanson	6,000	—	$19.04	08/08/2012
	10,000	—	$22.67	12/19/2013
	1,660	6,640	$32.03	03/30/2017
		25,000	$26.99	06/06/2018
Thomas Kurrer	4,500	—	$18.84	03/16/2010
	10,000	—	$19.04	08/08/2012
	2,000	8,000	$32.03	03/30/2017
	—	10,000	$28.90	03/31/2018
	—	5,000	$26.99	06/06/2018
John M. Stoner, Jr.	24,176	—	$18.55	11/11/2012
	12,000	—	$22.67	12/19/2013
	1,700	6,800	$32.03	03/30/2017
	—	10,000	$26.99	06/06/2018
Ronald Losby	600	—	$19.04	08/08/2012
	800	—	$22.67	12/19/2013
	1,200	4,800	$32.03	03/30/2017
	—	10,000	$28.90	03/31/2018
	—	5,000	$26.99	06/06/2018

Option Exercises and Stock Vested

        There were no option exercises by any named executive officer in fiscal 2008.

 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)
Dennis M. Hanson	Steinway Musical Instruments, Inc. Pension Plan	15	$76,000
Thomas Kurrer	Steinway & Sons (Foreign) Pension Plan	19	$1,792,000
Ronald Losby	Steinway Musical Instruments, Inc. Pension Plan	11	$18,000

(1)
The amount shown reflects the actuarial present value based on assumptions used in the Company's financial statements.

        The Company maintains an overall pension plan which includes separate plans for each of its major divisions. The benefit formula in the Steinway & Sons division domestic plan was frozen as of December 31, 2003. The accrued benefit will be a monthly benefit amount payable in the life annuity form. Mr. Hanson has fifteen years of service under the plan with an estimated annual benefit of $15,639. Mr. Losby has eleven years of service under the plan with an estimated annual benefit of $3,721. These amounts are based on the pension being paid during the participant's lifetime and would be reduced on an actuarially equivalent basis in the event of a survivor benefit or other optional form of payment.

        Mr. Kurrer is entitled to benefits under the Steinway & Sons division foreign pension plan. Based on the formula and his nineteen years of credited service, his estimated annual benefit would be $117,600. At age 63 Mr. Kurrer would receive approximately 36% of his annual base income earned in the year prior to retirement. Assuming a flat salary for 2009 and a 3% increase in annual salary thereafter, the estimated annual benefit at age 63 would be $182,200. The figures presented have been converted from euro to U.S. dollars based on 2008 average currency exchange rates.

Nonqualified Deferred Compensation

Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
Kyle R. Kirkland	—	$(62,000)	$101,000
Dana D. Messina	—	$(62,000)	$101,000
Dennis M. Hanson	—	$(113,700)	$184,500
John M. Stoner, Jr.	—	$(49,300)	$83,300
Ronald Losby	—	—	—

(1)
This amount is reflected in the column "All Other Compensation" for each executive in the Summary Compensation Table on page 11.

        The Company maintains a non-qualified SERP, for certain key employees. The Company, in its sole and absolute discretion, may make an annual SERP contribution on behalf of the eligible participants. Total contributions and earnings therein are then payable in the form of fifteen substantially equal yearly installments beginning upon retirement and when the participant reaches age 65. Participants become fully vested upon the completion of five years of service. As of December 31, 2008, all executive officers participating in the SERP were fully vested.

Employment Contracts

        On August 29, 2007, the Company entered into an employment agreement with Kyle R. Kirkland. The agreement provides that Mr. Kirkland will continue to serve as Chairman of the Board of the Company in consideration of an annual base salary of $350,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Kirkland is eligible to receive bonuses and certain other employment benefits. The agreement automatically renews on an annual basis unless at least 60 days notice is given by the Company. The agreement provides that in the event the Company does not renew the agreement, it is obligated to pay to Mr. Kirkland a lump sum equal to twice his latest annual salary plus bonus in consideration of Mr. Kirkland's agreement to not compete with the Company for a period of two years from the date of non-renewal.

        On August 29, 2007, the Company entered into an employment agreement with Dana D. Messina. The agreement provides that Mr. Messina will continue to serve as President and Chief Executive Officer of the Company in consideration of an annual base salary of $500,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Messina is eligible to receive bonuses and certain other employment benefits. The agreement automatically renews on an annual basis unless at least 60 days notice is given by the Company. The agreement provides that in the event the Company does not renew the agreement, it is obligated to pay Mr. Messina a lump sum equal to twice his latest annual salary plus bonus in consideration of Mr. Messina's agreement to not compete with the Company for a period of two years from the date of non-renewal.

        On August 29, 2007, the Company entered into an employment agreement with Dennis M. Hanson. The agreement provides that Mr. Hanson will continue to serve as General Counsel, Senior Executive Vice President and Chief Financial Officer of the Company in consideration of an annual base salary of $390,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Hanson is eligible to receive bonuses and certain other employment benefits. The agreement automatically renews on an annual basis unless at least 60 days notice is given by the Company. The agreement provides that in the event the Company does not renew the agreement, it is obligated to pay to Mr. Hanson a lump sum equal to his latest annual salary plus bonus in consideration of Mr. Hanson's agreement to not compete with the Company for a period of two years from the date of non-renewal.

        On August 29, 2007, Steinway & Sons entered into an employment agreement with Thomas Kurrer. The agreement provides that effective January 1, 2008 Mr. Kurrer will serve as President of Steinway & Sons Worldwide in consideration of an annual base salary of €340,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Kurrer is eligible to receive bonuses and certain other employment benefits. After the initial three-year term, the agreement automatically renews on an annual basis unless at least 60 days notice is given by Steinway & Sons. The agreement provides that in the event Steinway & Sons does not renew the agreement, it is obligated to pay to Mr. Kurrer a lump sum equal to his latest annual salary plus bonus in consideration of Mr. Kurrer's agreement to not compete with Steinway & Sons for a period of two years from the date of non-renewal.

        On August 29, 2007, Steinway, Inc. entered into an employment agreement with Ronald Losby. The agreement provides that, effective January 1, 2008, Mr. Losby will serve as President of Steinway & Sons-Americas in consideration of an annual base salary of $375,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Losby is eligible to receive bonuses and certain other employment benefits. After the initial three-year term, the agreement automatically renews on an annual basis unless at least 60 days notice is given by Steinway, Inc. The agreement provides that in the event Steinway, Inc. does not renew the agreement, it is obligated to pay to Mr. Losby a lump sum equal to his latest annual salary plus bonus in consideration of Mr. Losby's agreement to not compete with Steinway, Inc. for a period of two years from the date of non-renewal.

        On October 17, 2002, Conn-Selmer entered into an employment agreement with John M. Stoner, Jr. The agreement provides that Mr. Stoner will serve as President and Chief Executive Officer of

Conn-Selmer in consideration of an annual base salary of $310,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Stoner is eligible to receive bonuses and certain other employment benefits. Mr. Stoner's agreement provides that, in certain circumstances, Conn-Selmer is obligated to pay Mr. Stoner his base salary and continue his benefits for up to a period of twelve months upon the termination of his employment.

Potential Payments Upon Termination or Change-In-Control

        Each of Messrs. Kirkland's and Messina's employment agreement provides the following benefits upon termination or non-renewal:

  •
  In the event of termination with cause, or by resignation, the only obligation of the Company shall be to allow the executive to participate in any Company health and medical plans at his sole cost.

  •
  In the event of termination caused by death or permanent disability, the Company shall continue benefits and pay the executive or his estate his salary for a period of six months.

  •
  In the event the Company does not renew the executive's agreement, the Company shall pay the executive a lump sum equal to twice his latest annual salary plus bonus.

        Mr. Hanson's employment agreement provides the following benefits upon termination or non-renewal:

  •
  In the event of termination with cause, or by resignation, the only obligation of the Company shall be to allow Mr. Hanson to participate in any health and medical plans at his sole cost.

  •
  In the event of termination caused by death or permanent disability, the Company shall continue benefits and pay Mr. Hanson or his estate his salary for a period of six months.

  •
  In the event the Company does not renew Mr. Hanson's agreement, the Company shall pay Mr. Hanson a lump sum equal to his latest salary plus bonus.

        Each of Messrs. Kurrer's and Losby's employment agreement provides the following benefits upon termination or non-renewal:

  •
  In the event of termination with cause, or by resignation, the only obligation of the Company shall be to allow the executive to participate in any health and medical plans at his sole cost.

  •
  In the event of termination caused by death or permanent disability, the Company shall continue benefits and pay the executive or his estate his salary for a period of six months.

  •
  In the event the Company does not renew the executive's agreement, the Company shall pay the executive a lump sum equal to his latest annual salary plus bonus.

        Mr. Stoner's employment agreement provides the following benefits upon termination or non-renewal:

  •
  In the event of termination for cause, the only obligation of the Company shall be to allow Mr. Stoner to participate in any health and medical plans at his sole cost.

  •
  In the event of termination caused by death or permanent disability, the Company shall continue benefits and pay Mr. Stoner or his estate his salary for a period of six months.

  •
  In the event of termination without cause, the Company shall continue to pay Mr. Stoner his base salary for a period of twelve months as severance . The Company shall also provide Mr. Stoner with a leased vehicle for a period of three months and continue all health and medical benefits for a period of twelve months.

Compensation of Directors

        As compensation for services rendered during the fiscal year ended December 31, 2008 as directors of the Company, Messrs. Kluiber and McMillan were each paid an annual retainer fee of $25,000 and Mr. Allen, as Lead Director, was paid an annual retainer fee of $30,000. In addition, they received $12,500 for serving on the Audit Committee, $5,000 for every additional Committee and $1,000 for each meeting attended. Messrs. Kirkland, Messina, Kurrer, and Stoner are employees of the Company and do not receive additional compensation in their role as Directors. Mr. Lockwood does not receive compensation in his role as Director.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
A. Clinton Allen	$63,500	$35,694	—	$99,194
Rudolph Kluiber	$61,500	$35,694	—	$97,194
Peter McMillan	$61,500	$35,694	—	$97,194

(1)
The amounts reported in this column reflect the compensation expense recognized by the Company for financial statement reporting purposes for fiscal year 2008 for unvested stock option awards in accordance with SFAS No. 123(R), without regard to forfeitures as prescribed by SEC rules. Compensation expense for stock option awards is measured at the grant date based on the Black-Scholes option-pricing model and is recognized over the service period, which generally represents the vesting period. The assumptions used to calculate the grant date fair value of option awards under the Black-Scholes model are set forth in Note 13 to the Company's Consolidated Financial Statements filed with its Annual Report on Form 10-K for fiscal year 2008. The amounts in the table represent our compensation expense for these stock option awards and do not reflect the actual value that may be realized by a Director from exercising the options.

  Shown below is the detail of the total amount shown in the Option Awards column as it relates to specific past awards:

Name	2008 Option Expense
A. Clinton Allen	•	$11,339 for June 2008 Options
	•	$ 9,606 for March 2007 Options
	•	$14,749 for December 2003 Options
Rudolph Kluiber	•	$11,339 for June 2008 Options
	•	$ 9,606 for March 2007 Options
	•	$14,749 for December 2003 Options
Peter McMillan	•	$11,339 for June 2008 Options
	•	$ 9,606 for March 2007 Options
	•	$14,749 for December 2003 Options

Compensation Committee Interlocks and Insider Participation

        No interlocking relationships exist between the members of the Compensation Committee or the Board of Directors and the members of any other company's compensation committee or board of directors.

Related Party Transaction

        The Company has adopted a written Related Party Transaction Policy. A related party transaction is a transaction between the Company and any related party other than transactions available to all employees generally, or transactions involving less than $5,000 when aggregated with all similar transactions. Under this policy, any related party transaction must be approved by the Audit Committee in accordance with the guidelines set forth in the policy and must be comparable on terms to those that could be obtained in arm's length dealings with an unrelated third party. At each calendar year's first regularly scheduled Audit Committee meeting, management recommends related party transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable.

        In fiscal 2008, the Company reimbursed Kirkland Messina, LLC, a limited liability corporation controlled by Messrs. Kirkland and Messina, a total of $200,614 for expenses including, but not limited to, airfare, hotel, auto, meals, postage and telephone. In addition, the Company paid annual rent of $107,323 to Kirkland Messina, LLC for office space the Company uses in Los Angeles, California.

Legal Proceedings Involving Directors, Officers, Affiliates or Beneficial Owners

        No director, officer, affiliate or beneficial owner of the Company, or any associate thereof, is a party adverse to the Company or any of its subsidiaries in any lawsuit nor has a material adverse interest thereto.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in the Proxy Statement, with management of the Company. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement.

COMPENSATION COMMITTEE:
A. Clinton Allen, Chairman Rudolph K. Kluiber, Member Peter McMillan, Member

 REPORT OF THE AUDIT COMMITTEE(1)

        The current members of the Audit Committee (the "Committee") are Chairman Kluiber and Messrs. McMillan and Allen, each of whom is an "independent director" as defined by the NYSE listing standards. The Committee operates pursuant to a written charter that meets SEC and NYSE listing standards and adheres to a Code of Ethics and Professional Conduct. The Committee assists the Board of Directors (the "Board") in fulfilling its responsibilities for the oversight of the quality and integrity of the accounting, internal auditing, auditing and financial reporting practices and controls of the Company.

        In discharging its oversight responsibility of the audit process, the Committee obtained from the Company's independent registered public accounting firm, UHY LLP ("UHY"), a formal written statement describing all relationships between each respective auditor and the Company that might bear on such auditors' independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Committee also discussed with UHY any relationships, including engagements with any subsidiaries, that may impact their objectivity and independence. The Committee also considered the compatibility of audit-related services, tax services and other non-audit services, and their level and nature of fees, with the respective auditors' independence. Based on the foregoing, the Committee has satisfied itself as to the auditors' independence.

        Through March 13, 2009, UHY had a continuing relationship with UHY Advisors, Inc. ("Advisors"). Under this relationship UHY leased auditing staff who were full-time, permanent employees of Advisors. UHY's partners provide non-audit services through Advisors. UHY has only a few employees. Therefore, few, if any audit services performed were provided by full-time, permanent employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in conjunction with its audit.

        The Committee also discussed with management and UHY the quality and adequacy of the Company's internal controls, internal audit function and compliance with Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404"). The Committee reviewed with UHY its audit plans, audit scope and identification of audit risks.

        The Committee also met with PricewaterhouseCoopers to discuss and review its activities associated with the Company's internal audit function including assistance with the Company's Section 404 Certification and a report on the Company's risk management process.

        The Committee reviewed its charter and the Company's Disclosure Policy. In addition, the Committee insured that the Company's Code of Ethics complied with regulations and that the Company complied with the NYSE's listing standards, the Sarbanes-Oxley Act, Regulation G and other rules, regulations and laws. The Committee also reviewed and approved all related party transactions.

        The Committee discussed and reviewed with UHY all communications required by generally accepted auditing standards and SEC regulations, including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T and, with and without management present, discussed and reviewed the results of UHY's audit of the financial statements and internal control over financial reporting.

(1)
Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act, the Report of the Audit Committee shall not be incorporated by reference in any such filings.

        All services to be performed for the Company by UHY for tax matters, must be pre-approved by the Audit Committee or a designated member of the Audit Committee pursuant to the Committee's Pre-Approval Policies and Procedures. The Audit Committee's pre-approval policy prohibits the Company from engaging UHY for any non-audit or audit-related services other than the following tax-related services: tax return preparation and review; advice on income tax, tax accounting, sales/use tax, excise tax and other miscellaneous tax matters; tax advice and implementation assistance on restructurings, mergers and acquisition matters and other tax strategies. UHY has not provided any professional services related to financial systems design and implementation, bookkeeping or internal audit services.

        The aggregate fees billed to the Company by UHY for professional services for fiscal 2008, Deloitte & Touche LLP ("Deloitte & Touche") for audit-related and tax-related services for fiscal 2008, and Deloitte & Touche and member firms of Deloitte Touche Tohmatsu for professional services for fiscal 2007 were as follows:

  Audit Fees

          The aggregate fees billed by UHY for its audit of the Company's annual financial statements and internal control over financial reporting in accordance with Section 404 and its reviews of the interim condensed financial statements included in the Company's Quarterly Reports on Form 10-Q were $1,285,854 for the fiscal year ended December 31, 2008.

          The aggregate fees billed by Deloitte & Touche for the audit of the Company's annual financial statements and attestation services related to the report on internal controls in accordance with Section 404 reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, services related to comfort letters and consultations regarding accounting and financial reporting were $2,206,280 for the fiscal year ended December 31, 2007.

  Audit-Related Fees

          UHY did not provide any other audit-related services for the fiscal year ended December 31, 2008. The aggregate fees billed by Deloitte & Touche for audit-related fees for the fiscal year ended December 31, 2008 were $32,534. These fees related to transitioning workpapers to UHY, review of the 2008 financial statements, and inclusion of Deloitte and Touche's previous opinion therein. There were no audit-related fees for the fiscal year ended December 31, 2007.

  Tax Fees

          UHY did not provide any tax services for the fiscal year ended December 31, 2008. The aggregate fees billed by Deloitte & Touche for tax services for the fiscal years ended December 31, 2008 and 2007 were $671,541 and $268,750, respectively. These fees relate to the preparation of tax returns and general advice relating to tax planning and compliance.

  All Other Fees

          There were no other fees for the fiscal years ended December 31, 2008 and 2007.

        The Committee has considered the level and nature of non-audit services provided by UHY and Deloitte & Touche in its deliberation of auditor independence.

        The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2008 and Management's Annual Report on Internal Control over Financial Reporting and the effectiveness of the Company's internal controls over financial reporting as of

December 31, 2008, with management and UHY. Management has the responsibility for the preparation of the Company's financial statements and UHY has the responsibility for the audit of those statements. Based on these reviews and discussions with management and the Company's independent auditors, the Committee recommended that the Board include the audited consolidated financial statements for the fiscal year ended December 31, 2008 in the Company's Annual Report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE:
Rudolph K. Kluiber, Chairman A. Clinton Allen, Member Peter McMillan, Member

 PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of voting securities of the Company as of April 1, 2009 by each person known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, each of the directors and Named Executive Officers of the Company, and all executive officers and directors of the Company as a group.

Name	Amount and Nature of Beneficial Ownership of Ordinary Common Stock(1)	Percent(2)	Amount and Nature of Beneficial Ownership of Class A Common Stock(1)	Percent
ValueAct SmallCap Partners 435 Pacific Avenue, 4th Floor San Francisco, CA 94103	1,081,853(3)	13.4%	—	—
Voyageur Asset Management, Inc. 100 South Fifth Street, Suite 2300 Minneapolis, MN 55402	697,338	8.7%	—	—
Dimensional Fund Advisors LP 1299 Ocean Avenue, Ste 650-11th Floor Santa Monica, CA 90401	603,957(4)	7.5%	—	—
Bank of America Corp. 100 North Tryon Street Charlotte, NC 28255	513,446	6.4%	—	—
Barclays Global Investors 400 Howard Street San Francisco, CA 94105	508,425	6.3%	—	—
David M. Silfen 717 Fifth Avenue, 19th Floor New York, NY 10022	501,300	6.2%	—	—
Wells Fargo Bank, N.A. 101 N. Philips Avenue Sioux Falls, SD 57104	492,617	6.1%	—	—
Directors
A. Clinton Allen	26,400(5)	**	—	—
Kyle R. Kirkland	65,451(6)(7)	**	226,948	47.5%
Rudolph K. Kluiber	28,400(5)	**	—	—
Thomas Kurrer	63,101(8)	**	—	—
David Lockwood	1,081,853(3)	**	—	—
Peter McMillan	26,400(5)	**	—	—
Dana D. Messina	210,731(6)(9)	2.6%	251,004	52.5%
John M. Stoner, Jr	46,468(10)	**	—	—
Other Executive Officers
Dennis M. Hanson	62,820(11)	**	—	—
Ronald Losby	9,467(12)	**	—	—
All directors and executive officers as a group (10 persons)	1,619,960(3)(6)(13)	19.4%	477,952	100.0%

**
Less than 1 percent.

(1)
Each share of Ordinary Common Stock has one vote. Each share of Class A Common Stock has 98 votes.

(2)
For purposes of determining beneficial ownership, owners of options exercisable within 60 days of April 1, 2009 are considered the beneficial owners of the shares of Ordinary Common Stock for which such options are exercisable, and the reporting herein is based on the assumption (as provided in the applicable rules of the SEC) that only the person or persons whose ownership is being reported will exercise such options for Ordinary Common Stock. As of April 1, 2009, there were 8,055,307 shares of Ordinary Common Stock issued and outstanding, less treasury stock.

(3)
Includes 1,081,853 shares of Ordinary Common Stock owned directly by ValueAct SmallCap Master Fund, L.P. which may be deemed to be beneficially owned by (i) VA SmallCap Partners, LLC as the General Partner of ValueAct SmallCap Master Fund, L.P., (ii) ValueAct SmallCap Management, L.P. as the manager of ValueAct SmallCap Master Fund, L.P. and (iii) ValueAct SmallCap Management, LLC as the General Partner of ValueAct SmallCap Management, L.P. David Lockwood is the Managing Member of VA SmallCap Partners, LLC and ValueAct SmallCap Management, LLC. Mr. Lockwood disclaims beneficial ownership of the reported stock except to the extent of his pecuniary interest therein.

(4)
Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors, Inc., "Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company described herein that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported herein are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of a Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by such Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

(5)
Includes 26,400 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(6)
Includes 1,131 shares of Ordinary Common Stock owned by Kirkland Messina, Inc., which may be deemed to be beneficially owned by both Kyle R. Kirkland and Dana D. Messina. While Messrs. Kirkland and Messina may constitute a "group" for purposes of the Securities Exchange Act of 1934, as amended, they each disclaim beneficial ownership of all shares of Ordinary Common Stock and Class A Common Stock held by the other person.

(7)
Includes 62,320 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(8)
Includes 20,500 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(9)
Includes 83,160 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(10)
Includes 39,576 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(11)
Includes 19,320 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(12)
Includes 5,800 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(13)
Includes 309,876 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the Company's Ordinary Common Stock to file reports of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal 2008.

 SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected UHY LLP ("UHY") to serve as the Company's independent registered public accounting firm to audit the financial statements and management's annual report on internal controls over financial reporting of the Company for 2009. UHY was appointed to serve as the Company's independent registered public accounting firm on April 3, 2008. The firm has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries, nor has any member of such firm had any such connection during the past three years. Representatives of UHY will attend the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

        Deloitte & Touche LLP ("Deloitte & Touche") served as the Company's independent registered public accounting firm for fiscal year 2007. On April 3, 2008, the Board of Directors, based on the Audit Committee's recommendation, dismissed Deloitte & Touche and engaged UHY to serve as the Company's independent registered public accounting firm for fiscal year 2008, subject to shareholder approval.

        Deloitte & Touche's reports on the Company's financial statements for the years ended December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the year ended December 31, 2007 and through the date of dismissal of Deloitte & Touche, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        During the year ended December 31, 2007 and through the date of the Audit Committee's decision, the Company did not consult UHY with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        THE BOARD OF DIRECTORS RECOMMENDS, ON THE ADVICE OF ITS AUDIT COMMITTEE, THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF UHY LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

        Unless a contrary indication is made on the enclosed Proxy Card, it is the intention of the persons named in the enclosed form of Proxy to vote FOR the selected accountants.

OTHER MATTERS

        The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the Proxy will vote the proxies according to their best judgment.

STOCKHOLDER PROPOSALS

        Stockholder proposals, if any, which may be considered for inclusion in the Company's Proxy materials for the 2010 Annual Meeting of Stockholders must be received by the Company at its offices at 800 South Street, Suite 305, Waltham, Massachusetts 02453 not later than December 25, 2009.

 HOUSEHOLDING

        Only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement. This is known as householding.

        The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to Investor Relations at Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, Massachusetts 02453, telephone number (781) 894-9770 or ir@steinwaymusical.com.

        Stockholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our registrar and transfer agent, Continental Stock Transfer & Trust, to request that only a single copy of the Proxy Statement be mailed in the future.

ANNUAL REPORT

        The Annual Report on Form 10-K for 2008 accompanies this Proxy Statement and is also posted on the Company's website at www.steinwaymusical.com. Stockholders may obtain a copy of this report without charge by writing to Investor Relations at Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, Massachusetts 02453, telephone number (781) 894-9770 or ir@steinwaymusical.com.

As a stockholder of Steinway Musical Instruments, Inc., you have the option of voting your shares by mail OR electronically on the Internet. Your shares will be voted at the annual meeting in accordance with your proxy.

To Vote Your Proxy by Mail

Please sign and mail the enclosed proxy card promptly.

Votes submitted by mail must be received by 8:00 a.m., Eastern Time, on May 29, 2009.

1)     Mark, sign and date your proxy card.

2)     Detach it, and mail it in the postage-paid envelope provided.

Do not mail the proxy card if you are voting electronically.

To Vote Your Proxy on the Internet

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you mailed the proxy card.

Votes submitted electronically on the Internet must be received by 7:00 p.m., Eastern Time, on May 28, 2009.

1)    Go to www.continentalstock.com

2)    Click on Proxy Voting Log In. Have your proxy card available. You will need to enter information from the card to access the voting site. Follow the prompts to vote your shares.

Do not mail the proxy card if you are voting electronically.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

The Board of Directors recommends a vote FOR the nominees named below and FOR ratification of the independent registered public accounting firm named below. If no specification is made, the shares will be voted FOR the election of the nominees named herein and FOR the ratification of the accounting firm. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

Please mark your votes like this ☒

1.	ELECTION OF DIRECTORS	FOR	WITHHOLD AUTHORITY FOR ALL
	01 Kyle R. Kirkland	☐	☐
02 Dana D. Messina
03 Thomas Kurrer
04 John M. Stoner, Jr.
05 A. Clinton Allen
06 Rudolph K. Kluiber
07 Peter McMillan
08 David Lockwood

(To withhold authority to vote for any individual nominee, mark “FOR” above and strike a line through that nominee’s name in the list above)

				FOR	AGAINST	ABSTAIN
2.	Ratification of UHY LLP to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements and internal controls for 2009			☐	☐	☐

3.	At their discretion regarding other matters presented at the Annual Meeting

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date , 2009

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for

Steinway Musical Instruments, Inc.’s

Annual Meeting of Stockholders to Be Held on May 29, 2009

The following Proxy Materials are available to you at http://www.cstproxy.com/SteinwayMusical/2009

•      the Company’s Annual Report on Form 10-K for the year ended December 31, 2008,

•      the Company’s 2009 Proxy Statement (including all attachments thereto),

•      the Proxy Card, and

•      any amendments to these materials that are required to be furnished to stockholders.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available to vote your proxy electronically. You must reference your

Company ID, 9-digit proxy number and 10-digit account number.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2009

The undersigned stockholder of Steinway Musical Instruments, Inc. (the “Company”), hereby appoints each of Dana D. Messina and John R. Dudek attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at the Company’s corporate office at 800 South Street, Suite 305, Waltham, Massachusetts 02453, on May 29, 2009 at 9:30 a.m., and at any adjournment of said meeting, all of the shares of Ordinary Common Stock which the undersigned may be entitled to vote.

(Continued, and to be marked, dated and signed, on the other side)

QuickLinks

ELECTION OF DIRECTORS
MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
Summary Compensation Table
Outstanding Equity Awards at Fiscal Year End
Option Exercises and Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Director Compensation
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE(1)
PRINCIPAL STOCKHOLDERS
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDER PROPOSALS
HOUSEHOLDING
ANNUAL REPORT